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Gogo Inc. Option Exchange Program

Commencement Date: **May 14, 2020**

Expiration Time: **June 12, 2020 at 5:00 pm Central Time**

Welcome to the Gogo Inc. Option Exchange Program. We are offering you the opportunity to exchange certain grants of your outstanding options for a lesser number of options with an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the expiration date of the Exchange Offer.

Resources

Click on any of the links below to learn more.

- Offer to Exchange
- Questions and Answers
- Schedule TO - Tender Offer Statement
- 2016 Omnibus Plan
- Stock Option Agreement for Replacement Options

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

Make My Election

You have **30 days** left to elect whether to keep your Eligible Stock Options or exchange some or all of them for Replacement Options.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Election Form

Need Help?

Contact optionexchange@gogoair.com

The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Gogo Inc. Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

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Election Form

Indicate your decision to tender your Eligible Options identified below for exchange for new Replacement Options by selection the "Exchange" choice in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select the "Do Not Exchange" choice in the Election column for those particular options.

If you do not select the "Exchange" choice with respect to an Eligible Option, your election with respect to an Eligible Option will default to "Do Not Exchange", in that event, the Eligible Option will not be exchanged.

You may not tender only a portion of an Eligible Option grant.

Gogo Inc. Option Exchange Program

Commencement Date: **May 14, 2020**
Expiration Time: **June 12, 2020 at 5:00 pm Central Time**

Value Calculator | Resources

My Eligible Options

Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
4/4/2011	5,150	$9.08	Exchange	480 : 1	11	$1.76
12/14/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76

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Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76
5/28/2014	32,000	$17.68	Exchange	7 : 1	4,572	$1.76
5/26/2015	27,800	$21.45	Exchange	7 : 1	3,972	$1.76
6/24/2016	30,600	$8.37	Exchange	1.7 : 1	18,000	$1.76
3/14/2017	23,000	$11.96	Exchange	1.7 : 1	13,530	$1.76
3/14/2017	7,710	$11.96	Exchange	1.7 : 1	4,536	$1.76
2/17/2018	19,575	$10.23	Exchange	1.7 : 1	11,515	$1.76
2/17/2018	6,525	$10.23	Do Not Exchange	1.7 : 1	N/A	N/A
3/10/2019	19,000	$4.57	Exchange	1.7 : 1	11,177	$1.76

[1]The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, June 12, 2020. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.

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The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Gogo Inc. Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.


Value Calculator

The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from Replacement Options to be granted pursuant to the Exchange Offer if you choose to exchange your Eligible Options. The Value Calculator uses an example exercise price for the Replacement Option based on the prior day's closing price, which may not be the exercise price on the date that the Replacement Option is granted. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Exchange Offer. For example, the Value Calculator does not account for vesting or the remainder of the term of the Eligible Options. Note that you will be able to profit from a Replacement Option only if it actually vests and it is exercised. Therefore, even if the Value Calculator shows that the potential profit on a Replacement Option is greater than for an Eligible Option at the assumed prices you enter, you would be able to profit from the Replacement Option only if it actually vests and is exercised. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

See value of awards at: Stock Price

Elections Resources

	My Current Holdings			If I Exchange			
Grant Date	Eligible Options	Exercise Price	Value[1]	Replacement Options	Example New Exercise Price[2]	Value[1]	Break Even Stock Price[3]
4/4/2011	5,150	$9.08		11	$1.76		$9.10
12/14/2011	7,725	$17.78		17	$1.76		$17.81
12/28/2011	7,725	$17.78		17	$1.76		$17.81
6/10/2013	6,180	$18.72		238	$1.76		$19.40
5/28/2014	32,000	$17.68		4,572	$1.76		$20.33
5/26/2015	27,800	$21.45		3,972	$1.76		$24.73
6/24/2016	30,600	$8.37		18,000	$1.76		$17.81
3/14/2017	23,000	$11.96		13,530	$1.76		$26.53
3/14/2017	7,710	$11.96		4,536	$1.76		$26.54
2/17/2018	19,575	$10.23		11,515	$1.76		$22.33
2/17/2018	6,525	$10.23		3,839	$1.76		$22.34
3/10/2019	19,000	$4.57		11,177	$1.76		$8.58
Total	192,990			71,424			

[1]Value is based on the stock price entered above by you.
[2]The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, June 12, 2020. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.
[3]The breakeven stock price is the price at which the value of the Eligible Options exchanged is equal to the value of the Replacement Options received. Any future stock price greater than the breakeven price would result in the Eligible Options being more valuable than the Replacement Options received after the exchange.


4/04/2011 Grant Values
Original
Replacement
$12,000.00
$10,000.00
$8,000.00
$6,000.00
$4,000.00
$2,000.00
$0.00
Value ($)
$1.64
$2.38
$3.13
$3.87
$4.62
$5.36
$6.10
$6.85
$7.59
$8.34
$9.08
$9.82
$10.57
$11.31
Stock Price ($)

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[1]Value is based on the stock price entered above by you.
[2]The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, June 12, 2020. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.
[3]The breakeven stock price is the price at which the value of the Eligible Options exchanged is equal to the value of the Replacement Options received. Any future stock price greater than the breakeven price would result in the Eligible Options being more valuable than the Replacement Options received after the exchange.



4/04/2011 Grant Values
Original
Replacement
$12,000.00
$10,000.00
$8,000.00
$6,000.00
$4,000.00
$2,000.00
$0.00
Value ($)
$1.64
$2.38
$3.13
$3.87
$4.62
$5.36
$6.10
$6.85
$7.59
$8.34
$9.08
$9.82
$10.57
$11.31
Stock Price ($)

Back

The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Gogo Inc. Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Exchange Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the Replacement Options that will be granted in the Exchange Offer or as to the future market price of Gogo's common shares, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.

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Resources

Elections Value Calculator

File	Description
Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan.pdf	Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan
OfferToExchange.pdf	Offer to Exchange
QuestionsAndAnswers.pdf	Questions and Answers
ScheduleTO.pdf	Schedule TO - Tender Offer Statement
StockOptionAgreement.pdf	Stock Option Agreement for Replacement Options

To access and review the Tender Offer Statement on Schedule TO and its exhibits, please visit: Link to Edgar Filing

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Confirm Elections

You have made the following elections with respect to your Eligible Options.

Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
4/4/2011	5,150	$9.08	Exchange	480 : 1	11	$1.76
12/14/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76
5/28/2014	32,000	$17.68	Exchange	7 : 1	4,572	$1.76
5/26/2015	27,800	$21.45	Exchange	7 : 1	3,972	$1.76
6/24/2016	30,600	$8.37	Exchange	1.7 : 1	18,000	$1.76
3/14/2017	23,000	$11.96	Exchange	1.7 : 1	13,530	$1.76
3/14/2017	7,710	$11.96	Exchange	1.7 : 1	4,536	$1.76
2/17/2018	19,575	$10.23	Exchange	1.7 : 1	11,515	$1.76
2/17/2018	6,525	$10.23	Do Not Exchange	1.7 : 1	N/A	N/A
3/10/2019	19,000	$4.57	Exchange	1.7 : 1	11,177	$1.76

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[1]The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, June 12, 2020. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.

☐ I acknowledge that I have read all of the offering materials (including the Form of Stock Option Agreement for Replacement Options), which contain the specific terms and conditions of this offering. I acknowledge that, if I change my election, my election in effect at the Expiration Time (June 12, 2020, 5:00 PM Central Time) will be my final election.

☐ If I elected to exchange my Eligible Options for Replacement Options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the 2016 Omnibus Plan and the Stock Option Agreement for Replacement Options. If I elect not to exchange my Eligible Options for Replacement Options, my Eligible Options will remain outstanding with their current terms and I will not receive any Replacement Options.

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The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Gogo Inc. Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

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Elections Complete

Finished

Thank you for your submission. You will receive an email shortly with confirmation of your selections. You may change your elections as many times as you like until the offer period closes. **Only your most recent confirmed elections will be considered valid.**

Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
4/4/2011	5,150	$9.08	Exchange	480 : 1	11	$1.76
12/14/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76
5/28/2014	32,000	$17.68	Exchange	7 : 1	4,572	$1.76
5/26/2015	27,800	$21.45	Exchange	7 : 1	3,972	$1.76
6/24/2016	30,600	$8.37	Exchange	1.7 : 1	18,000	$1.76
3/14/2017	23,000	$11.96	Exchange	1.7 : 1	13,530	$1.76
3/14/2017	7,710	$11.96	Exchange	1.7 : 1	4,536	$1.76
2/17/2018	19,575	$10.23	Exchange	1.7 : 1	11,515	$1.76

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Finished

Thank you for your submission. You will receive an email shortly with confirmation of your selections. You may change your elections as many times as you like until the offer period closes. **Only your most recent confirmed elections will be considered valid.**

Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
4/4/2011	5,150	$9.08	Exchange	480 : 1	11	$1.76
12/14/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76
5/28/2014	32,000	$17.68	Exchange	7 : 1	4,572	$1.76
5/26/2015	27,800	$21.45	Exchange	7 : 1	3,972	$1.76
6/24/2016	30,600	$8.37	Exchange	1.7 : 1	18,000	$1.76
3/14/2017	23,000	$11.96	Exchange	1.7 : 1	13,530	$1.76
3/14/2017	7,710	$11.96	Exchange	1.7 : 1	4,536	$1.76
2/17/2018	19,575	$10.23	Exchange	1.7 : 1	11,515	$1.76
2/17/2018	6,525	$10.23	Do Not Exchange	1.7 : 1	N/A	N/A
3/10/2019	19,000	$4.57	Exchange	1.7 : 1	11,177	$1.76

[1]The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, June 12, 2020. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.

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